The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion dated February 11, 2019.

February 2019 Preliminary Pricing Supplement No. K1190 Registration Statement No. 333-218604-02 Dated February 11, 2019 Filed pursuant to Rule 424(b)(2)

STRUCTURED INVESTMENTS

Buffered PLUS Based on the Value of a Weighted Basket of Ten Equity Securities due September 2, 2020

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Unlike ordinary debt securities, the Buffered PLUS Based on the Value of a Weighted Basket of Ten Equity Securities (the “Basket”) are unsecured obligations of Credit Suisse, will pay no interest and provide a minimum payment at maturity of only 9.10% of the principal amount. At maturity, if the Basket has appreciated in value from the Initial Basket Level to the Final Basket Level, investors will receive the principal amount of their investment plus leveraged upside performance of the Basket, subject to the Maximum Payment at Maturity. If the Basket does not change or has depreciated in value, but the Final Basket Level is greater than or equal to the Buffer Level, investors will receive at maturity the stated principal amount of their securities. However, if the Basket has depreciated in value so that the Final Basket Level is less than the Buffer Level, investors will lose 1% for every 1% decline in the level of the Basket from the Initial Basket Level to the Final Basket Level beyond the Buffer Amount, subject to a minimum payment at maturity of 9.10% of the principal amount. Under these circumstances, the Payment at Maturity will be less than the principal amount. You may lose up to $9.09 per $10 principal amount. The securities are for investors who seek an equity-based return and who are willing to risk a significant portion of their principal and forgo current income and upside above the Maximum Payment at Maturity in exchange for the leverage feature, which applies for a limited range of upside performance of the Basket and for the buffer feature.

All payments on the securities, including any repayment of principal, are subject to the credit risk of Credit Suisse.

KEY TERMS
Issuer:	Credit Suisse AG (“Credit Suisse”), acting through its London branch.
Aggregate Principal Amount:	$
Principal Amount:	$10 per security. The securities are offered at a minimum investment of 100 securities at $10 per security (representing a $1,000 investment), and integral multiples of $10 in excess thereof.
Price to Public:	$10 per security (see “Commissions and Price to Public” below)
Payment at Maturity (per security):	If the Final Basket Level is greater than the Initial Basket Level, the lesser of (i) the Maximum Payment at Maturity and (ii) an amount calculated as follows:
$10 + Leveraged Upside Payment
In no event will the Payment at Maturity exceed the Maximum Payment at Maturity.

If the Final Basket Level is less than or equal to the Initial Basket Level but greater than or equal to the Buffer Level,

$10

If the Final Basket Level is less than the Buffer Level, an amount calculated as follows:

$10 × (Basket Performance Factor + Buffer Amount)
Under these circumstances, the Payment at Maturity will be less than the principal amount of $10. You could lose up to $9.09 per $10 principal amount.

Investing in the securities involves a number of risks. See “Selected Risk Considerations” beginning on page 7 of this pricing supplement and “Risk Factors” beginning on page PS-3 of any accompanying product supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or any accompanying product supplement, the prospectus supplement and the prospectus. Any representation to the contrary is a criminal offense.

Commissions and Price to Public	Price to Public	Underwriting Discounts and Commissions	Proceeds to Issuer
Per security	$10	$0.20(1)
		$0.05(2)	$9.75
Total	$	$	$

(1) We or one of our affiliates may pay to Morgan Stanley Smith Barney LLC (“MSSB”) varying discounts and commissions of up to $0.25 per $10 principal amount of securities, of which $0.05 per $10 principal amount of securities will be paid as a structuring fee. For more detailed information, please see “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement.

(2) Reflects a structuring fee payable to MSSB by Credit Suisse Securities (USA) LLC (“CSSU”) or one of its affiliates of $0.05 for each security.

The agent for this offering, CSSU, is our affiliate. For more information, see “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement.

Credit Suisse currently estimates the value of each $10 principal amount of the securities on the Trade Date will be between $9.60 and $9.90 (as determined by reference to our pricing models and the rate we are currently paying to borrow funds through issuance of the securities (our “internal funding rate”)). This range of estimated values reflects terms that are not yet fixed. A single estimated value reflecting final terms will be determined on the Trade Date. See “Selected Risk Considerations” in this pricing supplement.

The securities are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Credit Suisse

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Key Terms continued from previous page:
Basket:	The securities are linked to the performance of the Basket set forth below. Each Basket Component is identified in the table below, together with its Bloomberg ticker symbol, Initial Level and Basket Weighting. For additional information on the Basket Components, see “The Basket Components” herein.
	Basket Component	Ticker	Initial Level	Basket Weighting
	Common Stock of Merck & Co., Inc.	MRK UN <Equity>		10/100
	Common Stock of Cisco Systems, Inc.	CSCO UW <Equity>		10/100
	Common Stock of The Procter & Gamble Company	PG UN <Equity>		10/100
	Common Stock of JPMorgan Chase & Co.	JPM UN <Equity>		10/100
	Common Stock of The Coca-Cola Company	KO UN <Equity>		10/100
	Common Stock of Pfizer Inc.	PFE UN <Equity>		10/100
	Common Stock of ConocoPhillips	COP UN <Equity>		10/100
	Common Stock of Exxon Mobil Corporation	XOM UN <Equity>		10/100
	Common Stock of Microsoft Company	MSFT UW <Equity>		10/100
	Class A common stock of Comcast Corporation	CMCSA UW <Equity>		10/100
The securities are linked to the performance of the Basket set forth above. For more information on the Basket Components, see “The Basket Components” herein.
Reference Share Issuer:	For each Basket Component, the issuer of such Basket Component.
Leveraged Upside Payment:	$10 × Leverage Factor × Basket Percent Change
Basket Percent Change:	Final Basket Level – Initial Basket Level Initial Basket Level
Basket Performance Factor:	Final Basket Level Initial Basket Level
Initial Basket Level:	Set equal to 100 on the Trade Date.
Final Basket Level:

100 × [(MRK Component Return × MRK Basket Weighting) + (CSCO Component Return × CSCO Basket Weighting) + (PG Component Return × PG Basket Weighting) + (JPM Component Return × JPM Basket Weighting) + (KO Component Return × KO Basket Weighting) + (PFE Component Return × PFE Basket Weighting) + (COP Component Return × COP Basket Weighting) + (XOM Component Return × XOM Basket Weighting) + (MSFT Component Return × MSFT Basket Weighting) + (CMCSA Component Return × CMCSA Basket Weighting)]

The “MRK Component Return,” “CSCO Component Return,” “PG Component Return,” “JPM Component Return,” “KO Component Return,” “PFE Component Return,” “COP Component Return,” “XOM Component Return,” “MSFT Component Return” and “CMCSA Component Return” are the respective Component Returns for each Basket Component.

Component Return:	For each Basket Component, the Final Level divided by the Initial Level.
Initial Level:	For each Basket Component, the closing level of such Basket Component on the Trade Date. In the event that the closing level for any Basket Component is not available on the Trade Date, the Initial Level for such Basket Component will be determined on the immediately following trading day on which a closing level is available.
Final Level:	For each Basket Component, the closing level of such Basket Component on the Valuation Date.
Buffer Level:	90.90, which is equal to 90.90% of the Initial Basket Level.
Buffer Amount:	9.10%
Leverage Factor:	150%
Maximum Payment at Maturity:	Expected to be $11.50 per security (115% of the principal amount and to be determined on the Trade Date).
Trade Date:	Expected to be on or about February 28, 2019
Settlement Date:	Expected to be on or about March 5, 2019 (3 business days after the Trade Date). Delivery of the securities in book-entry form only will be made through The Depository Trust Company.
Valuation Date:	August 28, 2020, subject to postponement as set forth in any accompanying product supplement under “Description of the Securities—Postponement of calculation dates.”
Maturity Date:	September 2, 2020, subject to postponement as set forth in any accompanying product supplement under “Description of the Securities—Postponement of calculation dates.” If the Maturity Date is not a business day, the Payment at Maturity will be payable on the first following business day, unless that business day

Buffered PLUS Based on the Value of a Weighted Basket of Ten Equity Securities due September 2, 2020

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

falls in the next calendar month, in which case payment will be made on the first preceding business day.
CUSIP/ISIN:	22549Y735/ US22549Y7351
Listing:	The securities will not be listed on any securities exchange.
Distributor:	MSSB. See “Supplemental Plan of Distribution.”
Calculation Agent:	Credit Suisse International

You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer on the date the securities are priced. We reserve the right to change the terms of, or reject any offer to purchase the securities prior to their issuance. In the event of any changes to the terms of the securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

Additional Terms Specific to the Securities

You should read this pricing supplement together with the product supplement dated June 30, 2017, the prospectus supplement dated June 30, 2017 and the prospectus dated June 30, 2017, relating to our Medium-Term Notes of which these securities are a part. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product Supplement No. I−A dated June 30, 2017:

http://www.sec.gov/Archives/edgar/data/1053092/000095010317006315/dp77780_424b2-ia.htm

•	Prospectus Supplement and Prospectus dated June 30, 2017:

http://www.sec.gov/Archives/edgar/data/1053092/000104746917004364/a2232566z424b2.htm

In the event the terms of the securities described in this pricing supplement differ from, or are inconsistent with, the terms described in any product supplement, the prospectus supplement or prospectus, the terms described in this pricing supplement will control.

Our Central Index Key, or CIK, on the SEC website is 1053092. As used in this pricing supplement, “we,” “us,” or “our” refers to Credit Suisse.

This pricing supplement, together with the documents listed above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, fact sheets, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. We may, without the consent of the registered holder of the securities and the owner of any beneficial interest in the securities, amend the securities to conform to its terms as set forth in this pricing supplement and the documents listed above, and the trustee is authorized to enter into any such amendment without any such consent. You should carefully consider, among other things, the matters set forth in “Selected Risk Considerations” in this pricing supplement and “Risk Factors” in any accompanying product supplement, “Foreign Currency Risks” in the accompanying prospectus, and any risk factors we describe in the combined Annual Report on Form 20-F of Credit Suisse Group AG and us incorporated by reference therein, and any additional risk factors we describe in future filings we make with the SEC under the Securities Exchange Act of 1934, as amended, as the securities involve risks not associated with conventional debt securities. You should consult your investment, legal, tax, accounting and other advisors before deciding to invest in the securities.

Prohibition of Sales to EEA Retail Investors

The securities may not be offered, sold or otherwise made available to any retail investor in the European Economic Area. For the purposes of this provision:

(a) the expression “retail investor” means a person who is one (or more) of the following:

(i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii) a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii) not a qualified investor as defined in Directive 2003/71/EC; and

(b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities offered so as to enable an investor to decide to purchase or subscribe the securities.

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Principal at Risk Securities

Investment Summary

Buffered Performance Leveraged Upside Securities

Principal at Risk Securities

The Buffered PLUS Based on the Value of a Weighted Basket of Ten Equity Securities due September 2, 2020 can be used:

▪	As an alternative to direct exposure to the Basket Components that enhances returns for a certain range of positive performance of the Basket, subject to the Maximum Payment at Maturity.

▪	To enhance returns and potentially outperform the Basket Components in a moderately bullish scenario.

▪	To achieve similar levels of upside exposure to the Basket Components as a direct investment, subject to the Maximum Payment at Maturity, while using fewer dollars by taking advantage of the Leverage Factor.

▪	To obtain a buffer against a specified level of negative performance in the Basket.

▪	The securities are exposed on a 1:1 basis to the negative performance of the Basket beyond the Buffer Amount, subject to a minimum payment at maturity of 9.10% of the principal amount.

Maturity:	Approximately one year and six months
Leverage Factor:	150% (applicable only if the Final Basket Level is greater than the Initial Basket Level, subject to the Maximum Payment at Maturity)
Buffer Amount:	9.10%, with 1-to-1 downside exposure beyond the Buffer Amount
Buffer Level:	90.90% of the Initial Basket Level
Maximum Payment at Maturity:	Expected to be $11.50 per security (115% of the principal amount and to be determined on the Trade Date)
Coupon:	None

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Key Investment Rationale

The securities offer leveraged exposure to a certain range of positive performance of the Basket. In exchange for enhanced performance of 150% of the appreciation of the Basket, investors forgo a return on their investment that exceeds the Maximum Payment at Maturity, which is expected to be $11.50 per security (to be determined on the Trade Date). At maturity, if the Final Basket Level is greater than the Initial Basket Level, investors will receive the principal amount of their investment plus leveraged upside performance of the Basket, subject to the Maximum Payment at Maturity. If the Basket has depreciated in value, but the Final Basket Level is greater than or equal to the Buffer Level, investors will receive the stated principal amount of their investment. However, if the Basket has depreciated in value beyond the Buffer Level, investors will lose 1% for every 1% decline in the level of the Basket from the Initial Basket Level to the Final Basket Level beyond the Buffer Amount, subject to a minimum payment at maturity of 9.10% of the principal amount. Under these circumstances, the Payment at Maturity will be less than the principal amount. Investors may lose up to $9.09 per $10 principal amount. All payments on the securities are subject to the credit risk of Credit Suisse.

Leveraged Performance	The securities offer investors an opportunity to capture enhanced returns for the positive performance of the Basket relative to a direct investment in the Basket Components within a certain range of positive performance for the Basket Components.
Upside Scenario	The Basket increases in value, and, at maturity, you receive a full return of principal as well as 150% of the increase in the value of the Basket, subject to the Maximum Payment at Maturity, which is expected to be $11.50 per security (115% of the principal amount and to be determined on the Trade Date). For example, if the Final Basket Level is 4% greater than the Initial Basket Level, the securities will provide a total return of 6% at maturity.
Par Scenario	The Final Basket Level is less than or equal to the Initial Basket Level but greater than or equal to the Buffer Level. In this case, you receive the principal amount of $10 at maturity.
Downside Scenario	The Basket declines in value beyond the Buffer Level, and, at maturity, the securities redeem for less than the principal amount by an amount proportionate to the decline in the value of the Basket from the Initial Basket Level to the Final Basket Level beyond the Buffer Level, subject to a minimum payment at maturity of 9.10% of the principal amount. For example, if the Final Basket Level is 30% less than the Initial Basket Level, the securities will redeem at maturity for a loss of 20.90% of principal at $7.91, or 79.10% of the principal amount. You could lose up to $9.09 per $10 principal amount.

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Principal at Risk Securities

How the Securities Work

The numbers appearing in the sections below have been rounded for ease of analysis.

Payoff Diagram

The payoff diagram below illustrates the Payment at Maturity on the securities based on the following terms:

Principal Amount:	$10 per security
Buffer Amount:	9.10%
Buffer Level:	90.90% of the Initial Basket Level
Leverage Factor:	150%
Maximum Payment at Maturity:	Expected to be $11.50 per security (115% of the principal amount and to be determined on the Trade Date)

Securities Payoff Diagram

See the next page for a description of how the securities work.

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How it works

▪	Upside Scenario. If the Final Basket Level is greater than the Initial Basket Level, the investor would receive the $10 principal amount plus 150% of the appreciation of the Basket from the Initial Basket Level to the Final Basket Level, subject to the Maximum Payment at Maturity. Under the terms of the securities, an investor will realize the Maximum Payment at Maturity at a Final Basket Level of 110% of the Initial Basket Level.

▪	If the Basket appreciates 4% from the Initial Basket Level to the Final Basket Level, the investor would receive a 6% return, or $10.60 per security.

▪	If the Basket appreciates 60% from the Initial Basket Level to the Final Basket Level, the investor would receive only the Maximum Payment at Maturity of $11.50 per security, or 115% of the principal amount.

▪	Par Scenario. If the Final Basket Level is less than or equal to the Initial Basket Level but greater than or equal to the Buffer Level, the investor would receive the $10 principal amount.

▪	Downside Scenario. If the Final Basket Level is less than the Buffer Level, the investor would receive an amount that is less than the $10 principal amount, based on a 1% loss of principal for each 1% decline in the Basket from the Initial Basket Level to the Final Basket Level beyond the Buffer Level, subject to a minimum payment at maturity of 9.10% of the principal amount. Under these circumstances, the Payment at Maturity will be less than the principal amount per security.

▪	If the Basket depreciates 30% from the Initial Basket Level to the Final Basket Level, the investor would lose 20.90% of the investor’s principal and receive only $7.91 per security at maturity, or 79.10% of the principal amount.

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Selected Risk Considerations

This section describes the most significant risks relating to the securities. For a complete list of risk factors, please see any accompanying product supplement, prospectus and prospectus supplement. Investors should consult their financial and legal advisers as to the risks entailed by an investment in the securities and the suitability of the securities in light of their particular circumstances.

▪	The investment in the securities may result in a loss. If the Final Basket Level is less than the Buffer Level, you will lose 1% of your principal for each 1% decline in the Final Basket Level as compared to the Initial Level beyond the Buffer Level, subject to a minimum payment at maturity of 9.10% of the principal amount. Any payment on the securities is subject to our ability to pay our obligations as they become due.

▪	Regardless of the amount of any payment you receive on the securities, your actual yield may be different in real value terms. Inflation may cause the real value of any payment you receive on the securities to be less at maturity than it is at the time you invest. An investment in the securities also represents a forgone opportunity to invest in an alternative asset that generates a higher real return. You should carefully consider whether an investment that may result in a return that is lower than the return on alternative investments is appropriate for you.

▪	Limited appreciation potential. If the Final Basket Level is greater than the Initial Basket Level, for each $10 principal amount of securities, you will be entitled to receive at maturity the lesser of (i) the Maximum Payment at Maturity and (ii) the sum of $10 and the Leveraged Upside Payment, which will equal the product of (a) $10, (b) the Leverage Factor and (c) the percentage change of the Basket from the Initial Basket Level to the Final Basket Level. The Payment at Maturity will not exceed the Maximum Payment at Maturity, regardless of the appreciation in the level of the Basket, which may be significant.

▪	The securities are subject to the credit risk of Credit Suisse. Investors are dependent on our ability to pay all amounts due on the securities and, therefore, if we were to default on our obligations, you may not receive any amounts owed to you under the securities. In addition, any decline in our credit ratings, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the value of the securities prior to maturity.

▪	The securities do not pay interest. We will not pay interest on the securities. You may receive less at maturity than you could have earned on ordinary interest-bearing debt securities with similar maturities, including other of our debt securities, since the Payment at Maturity at maturity is based on the performance of the Basket. Because the Payment at Maturity due at maturity may be less than the amount originally invested in the securities, the return on the securities (the effective yield to maturity) may be negative. Even if it is positive, the return payable on each security may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

▪	Changes in the levels of the Basket Components may offset each other. Movements in the levels of the Basket Components may not correlate with each other. At a time when the level of one of the Basket Components increases, the level of the other Basket Component may not increase as much or may even decline. Therefore, in calculating the Final Basket Level, an increase in the level of one of the Basket Components may be moderated, or more than offset, by a lesser increase or decline in the level of the other Basket Component.

▪	The probability that the Final Basket Level will be less than the Buffer Level will depend on the volatility of the Basket Components. “Volatility” refers to the frequency and magnitude of changes in the level of the Basket Components. The greater the expected volatility with respect to the Basket Components on the Trade Date, the higher the expectation as of the Trade Date that the Final Basket Level could be less than the Buffer Level, indicating a higher expected risk of loss on the securities. The terms of the securities are set, in part, based on expectations about the volatility of the Basket Components as of the Trade Date. The volatility of the Basket Components can change significantly over the term of the securities. The levels of the Basket Components could fall sharply, which could result in a significant loss of principal. You should be willing to accept the downside market risk of the Basket Components and the potential to lose a significant amount of your principal at maturity.

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▪	Hedging and trading activity. We, any dealer or any of our or their respective affiliates may carry out hedging activities related to the securities, including in the Basket Components or instruments related to the Basket Components. We, any dealer or an of our or their respective affiliates may also trade in the Basket Components or instruments related to the Basket Components from time to time. Any of these hedging or trading activities on or prior to the Trade Date and during the term of the securities could adversely affect our payment to you at maturity.

▪	The estimated value of the securities on the Trade Date may be less than the Price to Public. The initial estimated value of your securities on the Trade Date (as determined by reference to our pricing models and our internal funding rate) may be significantly less than the original Price to Public. The Price to Public of the securities includes any discounts or commissions as well as transaction costs such as expenses incurred to create, document and market the securities and the cost of hedging our risks as issuer of the securities through one or more of our affiliates (which includes a projected profit). These costs will be effectively borne by you as an investor in the securities. These amounts will be retained by Credit Suisse or our affiliates in connection with our structuring and offering of the securities (except to the extent discounts or commissions are reallowed to other broker-dealers or any costs are paid to third parties).

On the Trade Date, we value the components of the securities in accordance with our pricing models. These include a fixed income component valued using our internal funding rate, and individual option components valued using mid-market pricing. As such, the payout on the securities can be replicated using a combination of these components and the value of these components, as determined by us using our pricing models, will impact the terms of the securities at issuance. Our option valuation models are proprietary. Our pricing models take into account factors such as interest rates, volatility and time to maturity of the securities, and they rely in part on certain assumptions about future events, which may prove to be incorrect.

Because Credit Suisse’s pricing models may differ from other issuers’ valuation models, and because funding rates taken into account by other issuers may vary materially from the rates used by Credit Suisse (even among issuers with similar creditworthiness), our estimated value at any time may not be comparable to estimated values of similar securities of other issuers.

▪	Effect of interest rate in structuring the securities. The internal funding rate we use in structuring notes such as these securities is typically lower than the interest rate that is reflected in the yield on our conventional debt securities of similar maturity in the secondary market (our “secondary market credit spreads”). If on the Trade Date our internal funding rate is lower than our secondary market credit spreads, we expect that the economic terms of the securities will generally be less favorable to you than they would have been if our secondary market credit spread had been used in structuring the securities. We will also use our internal funding rate to determine the price of the securities if we post a bid to repurchase your securities in secondary market transactions. See “—Secondary Market Prices” below.

▪	Secondary market prices. If Credit Suisse (or an affiliate) bids for your securities in secondary market transactions, which we are not obligated to do, the secondary market price (and the value used for account statements or otherwise) may be higher or lower than the Price to Public and the estimated value of the securities on the Trade Date. The estimated value of the securities on the cover of this pricing supplement does not represent a minimum price at which we would be willing to buy the securities in the secondary market (if any exists) at any time. The secondary market price of your securities at any time cannot be predicted and will reflect the then-current estimated value determined by reference to our pricing models and other factors. These other factors include our internal funding rate, customary bid and ask spreads and other transaction costs, changes in market conditions and any deterioration or improvement in our creditworthiness. In circumstances where our internal funding rate is lower than our secondary market credit spreads, our secondary market bid for your securities could be more favorable than what other dealers might bid because, assuming all else equal, we use the lower internal funding rate to price the securities and other dealers might use the higher secondary market credit spread to price them. Furthermore, assuming no change in market conditions from the Trade Date, the secondary market price of your securities will be lower than the Price to Public because it will not include any discounts or commissions and hedging and other transaction costs. If you sell your securities to a dealer in a secondary market transaction, the dealer may impose an additional discount or commission, and as a result the price you receive on your securities may be lower than the price at which we may repurchase the securities from such dealer.

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We (or an affiliate) may initially post a bid to repurchase the securities from you at a price that will exceed the then-current estimated value of the securities. That higher price reflects our projected profit and costs that were included in the Price to Public, and that higher price may also be initially used for account statements or otherwise. We (or our affiliate) may offer to pay this higher price, for your benefit, but the amount of any excess over the then-current estimated value will be temporary and is expected to decline over a period of approximately three months.

The securities are not designed to be short-term trading instruments and any sale prior to maturity could result in a substantial loss to you. You should be willing and able to hold your securities to maturity.

▪	Credit Suisse is subject to Swiss regulation. As a Swiss bank, Credit Suisse is subject to regulation by governmental agencies, supervisory authorities and self-regulatory organizations in Switzerland. Such regulation is increasingly more extensive and complex and subjects Credit Suisse to risks. For example, pursuant to Swiss banking laws, the Swiss Financial Market Supervisory Authority (FINMA) may open resolution proceedings if there are justified concerns that Credit Suisse is over-indebted, has serious liquidity problems or no longer fulfills capital adequacy requirements. FINMA has broad powers and discretion in the case of resolution proceedings, which include the power to convert debt instruments and other liabilities of Credit Suisse into equity and/or cancel such liabilities in whole or in part. If one or more of these measures were imposed, such measures may adversely affect the terms and market value of the securities and/or the ability of Credit Suisse to make payments thereunder and you may not receive any amounts owed to you under the securities.

▪	Lack of liquidity. The securities will not be listed on any securities exchange. Credit Suisse (or its affiliates) intends to offer to purchase the securities in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities when you wish to do so. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Credit Suisse (or its affiliates) is willing to buy the securities. If you have to sell your securities prior to maturity, you may not be able to do so or you may have to sell them at a substantial loss.

▪	Potential conflicts. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and as agent of the issuer for the offering of the securities, hedging our obligations under the securities and determining their estimated value. In performing these duties, the economic interests of us and our affiliates are potentially adverse to your interests as an investor in the securities. For instance, as calculation agent, Credit Suisse International will determine the Initial Level of each Basket Component and the Payment at Maturity. Moreover, certain determinations made by Credit Suisse International, in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor basket component or calculation of the closing level in the event of a market disruption event or discontinuance of a Basket Component. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. In addition, hedging activities by us or our affiliates on or prior to the Trade Date could potentially increase the Initial Level of each Basket Component, and therefore, could increase the level at or above which each Basket Component must close so that you are not exposed to the negative performance of the Basket on the Valuation Date. Further, hedging activities may adversely affect any payment on or the value of the securities. Any profit in connection with such hedging activities will be in addition to any other compensation that we and our affiliates receive for the sale of the securities, which creates an additional incentive to sell the securities to you.

We and/or our affiliates may also currently or from time to time engage in business with the Reference Share Issuers, including extending loans to, or making equity investments in, the Reference Share Issuers or providing advisory services to the Reference Share Issuers. In addition, one or more of our affiliates may publish research reports or otherwise express opinions with respect to the Reference Share Issuers and these reports may or may not recommend that investors buy or hold shares of the Basket Components. As a prospective purchaser of the securities, you should undertake an independent investigation of the Reference Share Issuers that in your judgment is appropriate to make an informed decision with respect to an investment in the securities.

▪	Unpredictable economic and market factors will affect the value of the securities. The payout on the securities can be replicated using a combination of the components described in “The estimated value of the securities on the

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Trade Date may be less than the Price to Public.” Therefore, in addition to the level of the Basket, the terms of the securities at issuance and the value of the securities prior to maturity may be influenced by factors that impact the value of fixed income securities and options in general such as:

o       the expected and actual volatility of the Basket Components;

o       the time to maturity of the securities;

o        the dividend rate on the Basket Components;

o       interest and yield rates in the market generally;

o       investors’ expectations with respect to the rate of inflation;

o       events affecting companies engaged in the respective industries of the Reference Share Issuers;

o       geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the components included in the Basket Components or markets generally and which may affect the level of the Basket; and

o       our creditworthiness, including actual or anticipated downgrades in our credit ratings.

Some or all of these factors may influence the price that you will receive if you choose to sell your securities prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.

▪	No ownership rights relating to the Basket Components. Your return on the securities will not reflect the return you would realize if you actually owned the Basket Components. The return on your investment is not the same as the total return based on the purchase of the Basket Components. For example, as a holder of the securities, you will not have voting rights or rights to receive cash dividends or other distributions or other rights with respect to the Basket Components.

▪	Anti-dilution protection is limited. The calculation agent will make anti-dilution adjustments for certain events affecting the Basket Components. However, an adjustment will not be required in response to all events that could affect the Basket Components. If an event occurs that does not require the calculation agent to make an adjustment, or if an adjustment is made but such adjustment does not fully reflect the economics of such event, the value of the notes may be materially and adversely affected. See “Description of the Securities—Adjustments” in the relevant product supplement.

▪	The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid financial contracts that are treated as “open transactions.” If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities, including the timing and character of income recognized by U.S. investors and the withholding tax consequences to non-U.S. investors, might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Supplemental Use of Proceeds and Hedging

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We intend to use the proceeds of this offering for our general corporate purposes, which may include the refinancing of existing debt outside Switzerland. Some or all of the proceeds we receive from the sale of the securities may be used in connection with hedging our obligations under the securities through one or more of our affiliates. Such hedging or trading activities on or prior to the Trade Date and during the term of the securities (including on any calculation date, as defined in any accompanying product supplement) could adversely affect the values of the Basket Components and, as a result, could decrease the amount you may receive on the securities at maturity. For additional information, see “Supplemental Use of Proceeds and Hedging” in any accompanying product supplement.

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The Basket Components

Companies with securities registered under the Securities Exchange Act of 1934 (the “Exchange Act”) are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC by the Reference Share Issuer pursuant to the Exchange Act can be located by reference to the SEC file number provided below.

Merck & Co., Inc.

According to its publicly available filings with the SEC, Merck & Co., Inc. is a global health care company that delivers health solutions through its prescription medicines, vaccines, biologic therapies and animal health products. The company’s operations include pharmaceutical, animal health, healthcare services and alliances segments. The common stock of Merck & Co., Inc. is listed on the New York Stock Exchange. Merck & Co., Inc.’s SEC file number is 001-06571 and can be accessed through www.sec.gov.

This pricing supplement relates only to the securities offered hereby and does not relate to the Underlying or other securities of the Reference Share Issuer. We have derived all disclosures contained in this pricing supplement regarding the Underlying and the Reference Share Issuer from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor our affiliates have participated in the preparation of such documents or made any due diligence inquiry with respect to the Reference Share Issuer.

Information as of market close on February 7, 2019:

Bloomberg Ticker Symbol:	MRK UN
Current Closing Level:	$76.82
52 Weeks Ago (on 2/8/2018):	$54.73
52 Week High (on 11/30/2018):	$79.34
52 Week Low (on 4/2/2018):	$53.27

The following graph sets forth the daily closing levels of the common stock of Merck & Co., Inc. for the period from January 2, 2014 through February 7, 2019. The related table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the common stock of Merck & Co., Inc. for each quarter in the same period. The closing level of the common stock of Merck & Co., Inc. on February 7, 2019 was $76.82. We obtained the information in the table and graph below from Bloomberg Financial Markets without independent verification. You should not take the historical values of the common stock of Merck & Co., Inc. as an indication of its future performance, and no assurance can be given as to the closing level of the common stock of Merck & Co., Inc. on the Valuation Date.

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Common Stock of Merck & Co., Inc. Daily Closing Levels January 2, 2014 to February 7, 2019

Common Stock of Merck & Co., Inc.	High	Low	Period End
2014
First Quarter	$57.47	$49.49	$56.77
Second Quarter	$59.62	$54.83	$57.85
Third Quarter	$61.18	$55.64	$59.28
Fourth Quarter	$61.88	$53.43	$56.79
2015
First Quarter	$63.03	$56.06	$57.48
Second Quarter	$60.89	$56.73	$56.93
Third Quarter	$59.71	$48.42	$49.39
Fourth Quarter	$55.53	$49.37	$52.82
2016
First Quarter	$53.32	$48.59	$52.91
Second Quarter	$57.68	$53.60	$57.61
Third Quarter	$63.86	$57.65	$62.41
Fourth Quarter	$64.96	$58.43	$58.87
2017
First Quarter	$66.58	$59.92	$63.54
Second Quarter	$66.16	$61.89	$64.09
Third Quarter	$66.16	$61.49	$64.03
Fourth Quarter	$64.60	$54.10	$56.27
2018
First Quarter	$62.07	$53.41	$54.47
Second Quarter	$62.59	$53.27	$60.70
Third Quarter	$71.10	$60.46	$70.94
Fourth Quarter	$79.34	$68.37	$76.41
2019
First Quarter (through February 7, 2019)	$77.39	$72.92	$76.82

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Cisco Systems, Inc.

According to its publicly available filings with the SEC, Cisco Systems, designs and sells internet technologies across networking, security, collaboration, applications and the cloud. The common stock of Cisco Systems, Inc. is listed on the Nasdaq Global Select Market. Cisco Systems, Inc.’s SEC file number is 000-18225 and can be accessed through www.sec.gov.

This pricing supplement relates only to the securities offered hereby and does not relate to the Underlying or other securities of the Reference Share Issuer. We have derived all disclosures contained in this pricing supplement regarding the Underlying and the Reference Share Issuer from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor our affiliates have participated in the preparation of such documents or made any due diligence inquiry with respect to the Reference Share Issuer.

Information as of market close on February 7, 2019:

Bloomberg Ticker Symbol:	CSCO UW
Current Closing Level:	$46.70
52 Weeks Ago (on 2/8/2018):	$38.77
52 Week High (on 10/3/2018):	$49.14
52 Week Low (on 2/9/2018):	$39.53

The following graph sets forth the daily closing levels of the common stock of Cisco Systems, Inc. for the period from January 2, 2014 through February 7, 2019. The related table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the common stock of Cisco Systems, Inc. for each quarter in the same period. The closing level of the common stock of Cisco Systems, Inc. on February 7, 2019 was $46.70. We obtained the information in the table and graph below from Bloomberg Financial Markets without independent verification. You should not take the historical values of the common stock of Cisco Systems, Inc. as an indication of its future performance, and no assurance can be given as to the closing level of the common stock of Cisco Systems, Inc. on the Valuation Date.

Common Stock of Cisco Systems, Inc. Daily Closing Levels January 2, 2014 to February 7, 2019

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Common Stock of Cisco Systems, Inc.	High	Low	Period End
2014
First Quarter	$22.85	$21.35	$22.41
Second Quarter	$25.04	$22.46	$24.85
Third Quarter	$25.98	$24.43	$25.17
Fourth Quarter	$28.46	$22.82	$27.82
2015
First Quarter	$30.19	$26.37	$27.53
Second Quarter	$29.76	$27.13	$27.46
Third Quarter	$29.03	$24.62	$26.25
Fourth Quarter	$29.36	$25.73	$27.16
2016
First Quarter	$28.47	$22.51	$28.47
Second Quarter	$29.22	$26.21	$28.69
Third Quarter	$31.87	$28.33	$31.72
Fourth Quarter	$31.70	$29.25	$30.22
2017
First Quarter	$34.44	$29.98	$33.80
Second Quarter	$34.39	$31.21	$31.30
Third Quarter	$33.76	$30.37	$33.63
Fourth Quarter	$38.74	$33.26	$38.30
2018
First Quarter	$45.55	$38.77	$42.89
Second Quarter	$46.30	$40.73	$43.03
Third Quarter	$48.65	$41.78	$48.65
Fourth Quarter	$49.14	$40.28	$43.33
2019
First Quarter (through February 7, 2019)	$47.48	$41.07	$46.70

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The Procter & Gamble Company

According to its publicly available filings with the SEC, The Proctor & Gamble Company provides branded consumer packaged goods. The company has five reportable segments: beauty, grooming, health care, fabric & home care and baby and feminine & family care. The common stock of The Procter & Gamble Company is listed on the New York Stock Exchange. The Procter & Gamble Company’s SEC file number is 001-00434 and can be accessed through www.sec.gov.

This pricing supplement relates only to the securities offered hereby and does not relate to the Underlying or other securities of the Reference Share Issuer. We have derived all disclosures contained in this pricing supplement regarding the Underlying and the Reference Share Issuer from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor our affiliates have participated in the preparation of such documents or made any due diligence inquiry with respect to the Reference Share Issuer.

Information as of market close on February 7, 2019:

Bloomberg Ticker Symbol:	PG UN
Current Closing Level:	$97.14
52 Weeks Ago (on 2/8/2018):	$80.22
52 Week High (on 2/4/2019):	$98.03
52 Week Low (on 5/2/2018):	$70.94

The following graph sets forth the daily closing levels of the common stock of The Procter & Gamble Company for the period from January 2, 2014 through February 7, 2019. The related table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the common stock of The Procter & Gamble Company for each quarter in the same period. The closing level of the common stock of The Procter & Gamble Company on February 7, 2019 was $97.14. We obtained the information in the table and graph below from Bloomberg Financial Markets without independent verification. You should not take the historical values of the common stock of The Procter & Gamble Company as an indication of its future performance, and no assurance can be given as to the closing level of the common stock of The Procter & Gamble Company on the Valuation Date.

Common Stock Of The Procter & Gamble Company Daily Closing Levels January 2, 2014 To February 7, 2019

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Common Stock Of The Procter & Gamble Company	High	Low	Period End
2014
First Quarter	$81.42	$75.70	$80.60
Second Quarter	$82.94	$78.59	$78.59
Third Quarter	$85.24	$77.32	$83.74
Fourth Quarter	$93.46	$82.24	$91.09
2015
First Quarter	$91.62	$81.39	$81.94
Second Quarter	$83.60	$77.43	$78.24
Third Quarter	$82.30	$68.06	$71.94
Fourth Quarter	$80.99	$71.95	$79.41
2016
First Quarter	$83.49	$74.98	$82.31
Second Quarter	$84.67	$79.55	$84.67
Third Quarter	$89.75	$84.46	$89.75
Fourth Quarter	$90.00	$81.86	$84.08
2017
First Quarter	$91.67	$83.49	$89.85
Second Quarter	$90.80	$85.87	$87.15
Third Quarter	$94.40	$86.70	$90.98
Fourth Quarter	$93.14	$86.05	$91.88
2018
First Quarter	$91.89	$75.91	$79.28
Second Quarter	$79.05	$70.94	$78.06
Third Quarter	$85.82	$77.86	$83.23
Fourth Quarter	$96.64	$78.87	$91.92
2019
First Quarter (through February 7, 2019)	$98.03	$90.44	$97.14

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JPMorgan Chase & Co.

According to its publicly available filings with the SEC, JPMorgan Chase & Co. is a financial holding company involved in investment banking, financial services for consumers and small businesses, commercial banking, financial transaction processing and asset management. The common stock of JPMorgan Chase & Co. is listed on the New York Stock Exchange. JPMorgan Chase & Co.’s SEC file number is 001-05805 and can be accessed through www.sec.gov.

This pricing supplement relates only to the securities offered hereby and does not relate to the Underlying or other securities of the Reference Share Issuer. We have derived all disclosures contained in this pricing supplement regarding the Underlying and the Reference Share Issuer from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor our affiliates have participated in the preparation of such documents or made any due diligence inquiry with respect to the Reference Share Issuer.

Information as of market close on February 7, 2019:

Bloomberg Ticker Symbol:	JPM UN
Current Closing Level:	$102.38
52 Weeks Ago (on 2/8/2018):	$107.88
52 Week High (on 2/26/2018):	$118.77
52 Week Low (on 12/24/2018):	$92.14

The following graph sets forth the daily closing levels of the common stock of JPMorgan Chase & Co. for the period from January 2, 2014 through February 7, 2019. The related table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the common stock of JPMorgan Chase & Co. for each quarter in the same period. The closing level of the common stock of JPMorgan Chase & Co. on February 7, 2019 was $102.38. We obtained the information in the table and graph below from Bloomberg Financial Markets without independent verification. You should not take the historical values of the common stock of JPMorgan Chase & Co. as an indication of its future performance, and no assurance can be given as to the closing level of the common stock of JPMorgan Chase & Co. on the Valuation Date.

Common Stock of JPMorgan Chase & Co. Daily Closing Levels January 2, 2014 to February 7, 2019

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Common Stock of JPMorgan Chase & Co.	High	Low	Period End
2014
First Quarter	$61.07	$54.31	$60.71
Second Quarter	$60.67	$53.31	$57.62
Third Quarter	$61.63	$55.56	$60.24
Fourth Quarter	$63.15	$55.08	$62.58
2015
First Quarter	$62.49	$54.38	$60.58
Second Quarter	$69.75	$59.95	$67.76
Third Quarter	$70.08	$59.84	$60.97
Fourth Quarter	$68.46	$59.99	$66.03
2016
First Quarter	$63.73	$53.07	$59.22
Second Quarter	$65.81	$57.32	$62.14
Third Quarter	$67.50	$59.55	$66.59
Fourth Quarter	$87.13	$66.51	$86.29
2017
First Quarter	$93.60	$83.30	$87.84
Second Quarter	$91.40	$82.15	$91.40
Third Quarter	$95.51	$88.42	$95.51
Fourth Quarter	$107.83	$95.86	$106.94
2018
First Quarter	$118.77	$107.01	$109.97
Second Quarter	$114.29	$103.24	$104.20
Third Quarter	$118.63	$103.61	$112.84
Fourth Quarter	$115.32	$92.14	$97.62
2019
First Quarter (through February 7, 2019)	$104.59	$97.11	$102.38

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The Coca-Cola Company

According to its publicly available filings with the SEC, The Coca-Cola Company is a beverage company that owns, licenses and markets nonalcoholic beverage brands that fall into the following categories: sparkling soft drinks, water, enhanced water and sports drinks, juice, dairy and plant-based beverages, tea and coffee and energy drinks. The common stock of The Coca-Cola Company is listed on the New York Stock Exchange. The Coca-Cola Company’s SEC file number is 001-02217 and can be accessed through www.sec.gov.

This pricing supplement relates only to the securities offered hereby and does not relate to the Underlying or other securities of the Reference Share Issuer. We have derived all disclosures contained in this pricing supplement regarding the Underlying and the Reference Share Issuer from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor our affiliates have participated in the preparation of such documents or made any due diligence inquiry with respect to the Reference Share Issuer.

Information as of market close on February 7, 2019:

Bloomberg Ticker Symbol:	KO UN
Current Closing Level:	$49.42
52 Weeks Ago (on 2/8/2018):	$43.10
52 Week High (on 11/19/2018):	$50.51
52 Week Low (on 5/16/2018):	$41.55

The following graph sets forth the daily closing levels of the common stock of The Coca-Cola Company for the period from January 2, 2014 through February 7, 2019. The related table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the common stock of The Coca-Cola Company for each quarter in the same period. The closing level of the common stock of The Coca-Cola Company on February 7, 2019 was $49.42. We obtained the information in the table and graph below from Bloomberg Financial Markets without independent verification. You should not take the historical values of the common stock of The Coca-Cola Company as an indication of its future performance, and no assurance can be given as to the closing level of the common stock of The Coca-Cola Company on the Valuation Date.

Common Stock of The Coca-Cola Company Daily Closing Levels January 2, 2014 to February 7, 2019

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Common Stock of The Coca-Cola Company	High	Low	Period End
2014
First Quarter	$40.66	$37.10	$38.66
Second Quarter	$42.36	$38.07	$42.36
Third Quarter	$42.66	$39.18	$42.66
Fourth Quarter	$44.83	$40.39	$42.22
2015
First Quarter	$43.78	$39.91	$40.55
Second Quarter	$41.52	$39.23	$39.23
Third Quarter	$42.12	$37.99	$40.12
Fourth Quarter	$43.84	$39.80	$42.96
2016
First Quarter	$46.58	$41.38	$46.39
Second Quarter	$46.89	$43.66	$45.33
Third Quarter	$45.83	$42.03	$42.32
Fourth Quarter	$42.88	$40.17	$41.46
2017
First Quarter	$42.60	$40.44	$42.44
Second Quarter	$45.99	$42.41	$44.85
Third Quarter	$46.87	$44.33	$45.01
Fourth Quarter	$47.43	$44.80	$45.88
2018
First Quarter	$48.53	$42.33	$43.43
Second Quarter	$44.88	$41.55	$43.86
Third Quarter	$46.73	$43.75	$46.19
Fourth Quarter	$50.51	$44.64	$47.35
2019
First Quarter (through February 7, 2019)	$49.42	$46.57	$49.42

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Pfizer Inc.

According to its publicly available filings with the SEC, Pfizer Inc. is a research-based biopharmaceutical company. The company’s portfolio includes medicines, vaccines and consumer healthcare products. The common stock of Pfizer Inc. is listed on the New York Stock Exchange. Pfizer Inc.’s SEC file number is 001-03619 and can be accessed through www.sec.gov.

This pricing supplement relates only to the securities offered hereby and does not relate to the Underlying or other securities of the Reference Share Issuer. We have derived all disclosures contained in this pricing supplement regarding the Underlying and the Reference Share Issuer from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor our affiliates have participated in the preparation of such documents or made any due diligence inquiry with respect to the Reference Share Issuer.

Information as of market close on February 7, 2019:

Bloomberg Ticker Symbol:	PFE UN
Current Closing Level:	$41.70
52 Weeks Ago (on 2/8/2018):	$33.63
52 Week High (on 11/30/2018):	$46.23
52 Week Low (on 2/9/2018):	$34.16

The following graph sets forth the daily closing levels of the common stock of Pfizer Inc. for the period from January 2, 2014 through February 7, 2019. The related table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the common stock of Pfizer Inc. for each quarter in the same period. The closing level of the common stock of Pfizer Inc. on February 7, 2019 was $41.70. We obtained the information in the table and graph below from Bloomberg Financial Markets without independent verification. You should not take the historical values of the common stock of Pfizer Inc. as an indication of its future performance, and no assurance can be given as to the closing level of the common stock of Pfizer Inc. on the Valuation Date.

Common Stock of Pfizer Inc. Daily Closing Levels January 2, 2014 to February 7, 2019

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Common Stock of Pfizer Inc.	High	Low	Period End
2014
First Quarter	$32.75	$29.66	$32.12
Second Quarter	$32.40	$29.02	$29.68
Third Quarter	$30.96	$28.04	$29.57
Fourth Quarter	$32.09	$27.70	$31.15
2015
First Quarter	$35.05	$31.16	$34.79
Second Quarter	$35.44	$33.46	$33.53
Third Quarter	$36.15	$30.82	$31.41
Fourth Quarter	$35.45	$31.33	$32.28
2016
First Quarter	$32.18	$28.56	$29.64
Second Quarter	$35.31	$30.04	$35.21
Third Quarter	$37.31	$33.32	$33.87
Fourth Quarter	$33.90	$29.89	$32.48
2017
First Quarter	$34.63	$31.15	$34.21
Second Quarter	$34.34	$31.75	$33.59
Third Quarter	$35.99	$32.67	$35.70
Fourth Quarter	$37.20	$35.06	$36.22
2018
First Quarter	$39.02	$33.63	$35.49
Second Quarter	$37.06	$34.76	$36.28
Third Quarter	$44.07	$36.33	$44.07
Fourth Quarter	$46.23	$40.55	$43.65
2019
First Quarter (through February 7, 2019)	$43.43	$39.53	$41.70

February 2019	Page 23

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ConocoPhillips

According to its publicly available filings with the SEC, ConocoPhillips is an independent exploration and production company with a portfolio that includes North American tight oil and oil sands assets, liquefied natural gas developments and conventional and unconventional exploration prospects. The common stock of ConocoPhillips is listed on the New York Stock Exchange. ConocoPhillips’s SEC file number is 001-32395 and can be accessed through www.sec.gov.

This pricing supplement relates only to the securities offered hereby and does not relate to the Underlying or other securities of the Reference Share Issuer. We have derived all disclosures contained in this pricing supplement regarding the Underlying and the Reference Share Issuer from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor our affiliates have participated in the preparation of such documents or made any due diligence inquiry with respect to the Reference Share Issuer.

Information as of market close on February 7, 2019:

Bloomberg Ticker Symbol:	COP UN
Current Closing Level:	$67.48
52 Weeks Ago (on 2/8/2018):	$53.24
52 Week High (on 10/1/2018):	$79.89
52 Week Low (on 2/9/2018):	$52.02

The following graph sets forth the daily closing levels of the common stock of ConocoPhillips for the period from January 2, 2014 through February 7, 2019. The related table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the common stock of ConocoPhillips for each quarter in the same period. The closing level of the common stock of ConocoPhillips on February 7, 2019 was $67.48. We obtained the information in the table and graph below from Bloomberg Financial Markets without independent verification. You should not take the historical values of the common stock of ConocoPhillips as an indication of its future performance, and no assurance can be given as to the closing level of the common stock of ConocoPhillips on the Valuation Date.

Common Stock of ConocoPhillips Daily Closing Levels January 2, 2014 to February 7, 2019

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Common Stock of ConocoPhillips	High	Low	Period End
2014
First Quarter	$70.37	$63.46	$70.35
Second Quarter	$86.10	$69.48	$85.73
Third Quarter	$86.76	$76.52	$76.52
Fourth Quarter	$75.00	$61.69	$69.06
2015
First Quarter	$69.88	$60.87	$62.26
Second Quarter	$69.40	$61.01	$61.41
Third Quarter	$60.52	$42.19	$47.96
Fourth Quarter	$56.73	$45.10	$46.69
2016
First Quarter	$47.40	$31.88	$40.27
Second Quarter	$48.11	$39.04	$43.60
Third Quarter	$43.80	$39.01	$43.47
Fourth Quarter	$52.64	$40.65	$50.14
2017
First Quarter	$51.22	$44.10	$49.87
Second Quarter	$50.15	$43.07	$43.96
Third Quarter	$50.22	$42.50	$50.05
Fourth Quarter	$56.23	$48.86	$54.89
2018
First Quarter	$60.67	$52.02	$59.29
Second Quarter	$70.66	$58.09	$69.62
Third Quarter	$78.11	$67.82	$77.40
Fourth Quarter	$79.89	$57.01	$62.35
2019
First Quarter (through February 7, 2019)	$69.93	$62.18	$67.48

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Exxon Mobil Corporation

According to its publicly available filings with the SEC, Exxon Mobil Corporation's principal business is energy, involving exploration for, and production of, crude oil and natural gas, manufacture of petroleum products and transportation and sale of crude oil, natural gas and petroleum products. The common stock of Exxon Mobil Corporation is listed on the New York Stock Exchange. Exxon Mobil Corporation’s SEC file number is 001-02256 and can be accessed through www.sec.gov.

This pricing supplement relates only to the securities offered hereby and does not relate to the Underlying or other securities of the Reference Share Issuer. We have derived all disclosures contained in this pricing supplement regarding the Underlying and the Reference Share Issuer from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor our affiliates have participated in the preparation of such documents or made any due diligence inquiry with respect to the Reference Share Issuer.

Information as of market close on February 7, 2019:

Bloomberg Ticker Symbol:	XOM UN
Current Closing Level:	$74.68
52 Weeks Ago (on 2/8/2018):	$76.07
52 Week High (on 9/24/2018):	$86.60
52 Week Low (on 12/24/2018):	$65.51

The following graph sets forth the daily closing levels of the common stock of Exxon Mobil Corporation for the period from January 2, 2014 through February 7, 2019. The related table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the common stock of Exxon Mobil Corporation for each quarter in the same period. The closing level of the common stock of Exxon Mobil Corporation on February 7, 2019 was $74.68. We obtained the information in the table and graph below from Bloomberg Financial Markets without independent verification. You should not take the historical values of the common stock of Exxon Mobil Corporation as an indication of its future performance, and no assurance can be given as to the closing level of the common stock of Exxon Mobil Corporation on the Valuation Date.

Common Stock of Exxon Mobil Corporation Daily Closing Levels January 2, 2014 to February 7, 2019

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Common Stock of Exxon Mobil Corporation	High	Low	Period End
2014
First Quarter	$101.07	$89.52	$97.68
Second Quarter	$104.38	$96.72	$100.68
Third Quarter	$104.37	$94.05	$94.05
Fourth Quarter	$96.81	$86.41	$92.45
2015
First Quarter	$93.37	$83.58	$85.00
Second Quarter	$89.11	$82.82	$83.20
Third Quarter	$83.14	$68.71	$74.35
Fourth Quarter	$86.85	$74.06	$77.95
2016
First Quarter	$84.53	$73.18	$83.59
Second Quarter	$93.74	$82.21	$93.74
Third Quarter	$95.12	$82.54	$87.28
Fourth Quarter	$92.58	$83.32	$90.26
2017
First Quarter	$90.89	$80.93	$82.01
Second Quarter	$83.49	$79.50	$80.73
Third Quarter	$82.19	$76.10	$81.98
Fourth Quarter	$84.02	$80.24	$83.64
2018
First Quarter	$89.07	$72.81	$74.61
Second Quarter	$83.60	$73.22	$82.73
Third Quarter	$86.60	$76.94	$85.02
Fourth Quarter	$86.51	$65.51	$68.19
2019
First Quarter (through February 7, 2019)	$75.92	$68.62	$74.68

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Microsoft Company

According to its publicly available filings with the SEC, Microsoft Corporation develops, licenses and supports a range of software products, services and devices. Their products include operating systems, cross-device productivity applications, business solution applications, software development tools and video games. The common stock of Microsoft Company is listed on the Nasdaq Global Select Market. Microsoft Company’s SEC file number is 001-37845 and can be accessed through www.sec.gov.

This pricing supplement relates only to the securities offered hereby and does not relate to the Underlying or other securities of the Reference Share Issuer. We have derived all disclosures contained in this pricing supplement regarding the Underlying and the Reference Share Issuer from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor our affiliates have participated in the preparation of such documents or made any due diligence inquiry with respect to the Reference Share Issuer.

Information as of market close on February 7, 2019:

Bloomberg Ticker Symbol:	MSFT UW
Current Closing Level:	$105.27
52 Weeks Ago (on 2/8/2018):	$85.01
52 Week High (on 10/1/2018):	$115.61
52 Week Low (on 3/23/2018):	$87.18

The following graph sets forth the daily closing levels of the common stock of Microsoft Company for the period from January 2, 2014 through February 7, 2019. The related table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the common stock of Microsoft Company for each quarter in the same period. The closing level of the common stock of Microsoft Company on February 7, 2019 was $105.27. We obtained the information in the table and graph below from Bloomberg Financial Markets without independent verification. You should not take the historical values of the common stock of Microsoft Company as an indication of its future performance, and no assurance can be given as to the closing level of the common stock of Microsoft Company on the Valuation Date.

Common Stock of Microsoft Company Daily Closing Levels January 2, 2014 to February 7, 2019

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Common Stock of Microsoft Company	High	Low	Period End
2014
First Quarter	$40.99	$34.99	$40.99
Second Quarter	$42.25	$39.06	$41.70
Third Quarter	$47.52	$41.67	$46.36
Fourth Quarter	$49.61	$42.74	$46.45
2015
First Quarter	$47.59	$40.40	$40.66
Second Quarter	$49.16	$40.29	$44.15
Third Quarter	$47.58	$40.47	$44.26
Fourth Quarter	$56.55	$44.61	$55.48
2016
First Quarter	$55.23	$49.28	$55.23
Second Quarter	$56.46	$48.43	$51.17
Third Quarter	$58.30	$51.16	$57.60
Fourth Quarter	$63.62	$56.92	$62.14
2017
First Quarter	$65.86	$62.30	$65.86
Second Quarter	$72.52	$64.95	$68.93
Third Quarter	$75.44	$68.17	$74.49
Fourth Quarter	$86.85	$74.26	$85.54
2018
First Quarter	$96.77	$85.01	$91.27
Second Quarter	$102.49	$88.52	$98.61
Third Quarter	$114.67	$99.05	$114.37
Fourth Quarter	$115.61	$94.13	$101.57
2019
First Quarter (through February 7, 2019)	$107.71	$97.40	$105.27

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Comcast Corporation

According to its publicly available filings with the SEC, Comcast Corporation is a media and technology company with two primary businesses: Comcast Cable and NBCUniversal. The Class A common stock of Comcast Corporation is listed on the New York Stock Exchange. Comcast Corporation’s SEC file number is 001-32871 and can be accessed through www.sec.gov.

This pricing supplement relates only to the securities offered hereby and does not relate to the Underlying or other securities of the Reference Share Issuer. We have derived all disclosures contained in this pricing supplement regarding the Underlying and the Reference Share Issuer from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor our affiliates have participated in the preparation of such documents or made any due diligence inquiry with respect to the Reference Share Issuer.

Information as of market close on February 7, 2019:

Bloomberg Ticker Symbol:	CMCSA UW
Current Closing Level:	$37.68
52 Weeks Ago (on 2/8/2018):	$38.19
52 Week High (on 2/15/2018):	$40.08
52 Week Low (on 5/8/2018):	$30.59

The following graph sets forth the daily closing levels of the Class A common stock of Comcast Corporation for the period from January 2, 2014 through February 7, 2019. The related table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the Class A common stock of Comcast Corporation for each quarter in the same period. The closing level of the Class A common stock of Comcast Corporation on February 7, 2019 was $37.68. We obtained the information in the table and graph below from Bloomberg Financial Markets without independent verification. You should not take the historical values of the Class A common stock of Comcast Corporation as an indication of its future performance, and no assurance can be given as to the closing level of the Class A common stock of Comcast Corporation on the Valuation Date.

Class A common stock of Comcast Corporation Daily Closing Levels January 2, 2014 to February 7, 2019

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Class A common stock of Comcast Corporation	High	Low	Period End
2014
First Quarter	$27.62	$24.55	$25.01
Second Quarter	$27.05	$23.98	$26.84
Third Quarter	$28.62	$26.34	$26.89
Fourth Quarter	$29.44	$24.80	$29.01
2015
First Quarter	$30.29	$26.57	$28.24
Second Quarter	$30.64	$28.14	$30.07
Third Quarter	$32.25	$26.93	$28.44
Fourth Quarter	$31.53	$28.20	$28.22
2016
First Quarter	$30.54	$26.78	$30.54
Second Quarter	$32.60	$30.13	$32.60
Third Quarter	$33.96	$32.39	$33.17
Fourth Quarter	$35.51	$30.33	$34.53
2017
First Quarter	$38.30	$34.53	$37.59
Second Quarter	$41.99	$37.14	$38.92
Third Quarter	$41.90	$36.93	$38.48
Fourth Quarter	$40.82	$35.15	$40.05
2018
First Quarter	$42.99	$32.99	$34.17
Second Quarter	$34.60	$30.59	$32.81
Third Quarter	$37.90	$33.09	$35.41
Fourth Quarter	$39.42	$33.07	$34.05
2019
First Quarter (through February 7, 2019)	$37.68	$34.37	$37.68

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The Basket

The following tables and graph are calculated to show the performance of the basket during the period from January 2, 2014 through February 7, 2019, assuming the Basket Components were weighted such that the Initial Basket Level was 100 on February 7, 2019.

Information as of market close on February 7, 2019:

Current Closing Level:	100
52 Weeks Ago (on 2/8/2018):	87.2943
52 Week High (on 12/3/2018):	104.5578
52 Week Low (on 3/23/2018):	86.5408

The second table sets forth the high and low closing levels, as well as end-of-quarter closing levels, of the Basket for each quarter in the same period. We obtained the information in the table and graph below from Bloomberg Financial Markets without independent verification. You should not take the historical values of the Basket as an indication of its future performance, and no assurance can be given as to the closing level of the Basket on the Valuation Date.

Basket Daily Closing Levels January 2, 2014 to February 7, 2019

* The solid red line indicates the Buffer Level, assuming a closing level on February 7, 2019 of 100.

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Basket	High	Low	Period End
2014
First Quarter	75.9810	71.3465	75.9810
Second Quarter	80.0326	74.3219	80.0326
Third Quarter	81.3813	77.0143	77.9705
Fourth Quarter	80.9794	73.6331	79.5754
2015
First Quarter	80.3487	75.2349	76.1194
Second Quarter	79.5045	76.1194	76.6899
Third Quarter	78.4555	66.4738	69.9410
Fourth Quarter	78.0562	69.9410	73.8640
2016
First Quarter	74.7529	67.3252	74.7529
Second Quarter	78.8197	74.2515	78.6162
Third Quarter	80.4270	77.9689	79.7494
Fourth Quarter	83.4310	76.2822	81.9789
2017
First Quarter	85.8876	81.3431	84.7340
Second Quarter	85.9192	83.1869	84.2764
Third Quarter	87.5829	83.6696	87.5829
Fourth Quarter	92.0243	86.8483	91.4885
2018
First Quarter	97.9180	86.5408	88.9918
Second Quarter	93.5931	86.9754	92.3744
Third Quarter	103.6118	92.3093	103.1848
Fourth Quarter	104.5578	89.8431	95.3273
2019
First Quarter (through February 7, 2019)	100.8291	93.6164	100

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United States Federal Tax Considerations

This discussion supplements and, to the extent inconsistent therewith, supersedes the discussion in the accompanying product supplement under “Material United States Federal Income Tax Considerations.”

There are no statutory, judicial or administrative authorities that address the U.S. federal income tax treatment of the securities or instruments that are similar to the securities. In the opinion of our counsel, Davis Polk & Wardwell LLP, a security should be treated as a prepaid financial contract that is an “open transaction” for U.S. federal income tax purposes. However, there is uncertainty regarding this treatment. Moreover, our counsel’s opinion is based on market conditions as of the date of this preliminary pricing supplement and is subject to confirmation on the Trade Date.

Assuming this treatment of the securities is respected and subject to the discussion in “Material United States Federal Income Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result:

•	You should not recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or other disposition.

•	Upon a sale or other disposition (including retirement) of a security, you should recognize capital gain or loss equal to the difference between the amount realized and your tax basis in the security. Such gain or loss should be long-term capital gain or loss if you held the security for more than one year.

We do not plan to request a ruling from the IRS regarding the treatment of the securities, and the IRS or a court might not agree with the treatment described herein. In particular, the IRS could treat the securities as contingent payment debt instruments, in which case the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized, could be materially and adversely affected. Moreover, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax advisor regarding possible alternative tax treatments of the securities and potential changes in applicable law.

Non-U.S. Holders. Subject to the discussions in the next paragraph and in “Material United States Federal Income Tax Considerations” in the accompanying product supplement, if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

As discussed under “Material United States Federal Income Tax Considerations—Non-U.S. Holders Generally—Substitute Dividend and Dividend Equivalent Payments” in the accompanying product supplement, Section 871(m) of the Internal Revenue Code generally imposes a 30% withholding tax on “dividend equivalents” paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Treasury regulations under Section 871(m), as modified by an IRS notice, exclude from their scope financial instruments issued prior to January 1, 2021 that do not have a “delta” of one with respect to any U.S. equity. Based on the terms of the securities and representations provided by us as of the date of this preliminary pricing supplement, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. equity and, therefore, should not be subject to withholding tax under Section 871(m). However, the final determination regarding the treatment of the securities under Section 871(m) will be made as of the Trade Date for the securities and it is possible that the securities will be subject to withholding tax under Section 871(m) based on circumstances on that date.

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A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this determination. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to a U.S. equity to which the securities relate. You should consult your tax advisor regarding the potential application of Section 871(m) to the securities.

If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

FATCA.  You should review the section entitled "Material United States Federal Income Tax Considerations—Securities Held Through Foreign Entities" in the accompanying product supplement regarding withholding rules under the “FATCA” regime. The discussion in that section is hereby modified to reflect regulations proposed by the U.S. Treasury Department indicating an intent to eliminate the requirement under FATCA of withholding on gross proceeds of the disposition of affected financial instruments. The U.S. Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization.

You should read the section entitled “Material United States Federal Income Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax advisor regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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Supplemental Plan of Distribution

Under the terms and subject to the conditions contained in a distribution agreement dated May 7, 2007, as amended, which we refer to as the distribution agreement, we have agreed to sell the securities to CSSU. The distribution agreement provides that CSSU is obligated to purchase all of the securities if any are purchased.

CSSU may offer the securities at the offering price set forth on the cover page of this pricing supplement and may receive varying underwriting discounts and commissions of up to $0.25 per $10 principal amount of securities. MSSB and its financial advisors will collectively receive from CSSU varying discounts and commissions of up to $0.25 for each security they sell, of which $0.05 per $10 principal amount of securities reflects a structuring fee. CSSU may reallow some or all of the discount on the principal amount per security on sales of such securities by other brokers or dealers. If all of the securities are not sold at the initial offering price, CSSU may change the public offering price and other selling terms.

An affiliate of Credit Suisse has paid or may pay in the future a fixed amount to broker-dealers in connection with the costs of implementing systems to support these securities.

We expect to deliver the securities against payment for the securities on the Settlement Date indicated herein, which may be a date that is greater than two business days following the Trade Date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, if the Settlement Date is more than two business days after the Trade Date, purchasers who wish to transact in the securities more than two business days prior to the Settlement Date will be required to specify alternative settlement arrangements to prevent a failed settlement.

The agent for this offering, CSSU, is our affiliate. In accordance with FINRA Rule 5121, CSSU may not make sales in this offering to any of its discretionary accounts without the prior written approval of the customer. A portion of the net proceeds from the sale of the securities will be used by CSSU or one of its affiliates in connection with hedging our obligations under the securities.

For further information, please refer to “Underwriting (Conflicts of Interest)” in any accompanying product supplement.

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Contact

MSSB clients may contact their local Morgan Stanley branch office or Morgan Stanley’s principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (212) 761-4000). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 780-2731.

February 2019	Page 37